Exhibit 99.5

NEWS RELEASE

FOR IMMEDIATE RELEASE June 5, 2008

VERIZON WIRELESS TO ACQUIRE ALLTEL; WILL EXPAND NATION’S MOST RELIABLE WIRELESS NETWORK

BASKING RIDGE, N.J., and LITTLE ROCK, Ark. – Verizon Wireless has entered into an agreement with Alltel Corporation and Atlantis Holdings LLC, an affiliate of private investment firm TPG Capital and GS Capital Partners, to acquire Alltel Corporation in a cash merger. Verizon Wireless is a joint venture of Verizon Communications (NYSE: VZ) and Vodafone (NYSE and LSE: VOD).

Under the terms of the agreement, Verizon Wireless will acquire the equity of Alltel for approximately $5.9 billion. Based on Alltel’s projected net debt at closing of $22.2 billion, the aggregate value of the transaction is $28.1 billion.

The parties are targeting completion of the merger by the end of the year, subject to obtaining regulatory approvals.

Once this transaction closes, customers of both companies will have access to an expanded range of products and services, including a premier lineup of basic and advanced devices and an expanded IN Network calling community. Alltel customers also will benefit from advanced services including over-the-air downloadable music from a three-million-song library, and a network that is nationwide, for a uniform coast-to-coast experience. They also will be able to take advantage of industry-leading consumer policies, including Test Drive and Worry Free Guarantee®.

“This move will create an enhanced platform of network coverage, spectrum and customer care to better serve the growing needs of both Alltel and Verizon Wireless customers for reliable basic and advanced broadband wireless services,” said Lowell McAdam, Verizon Wireless president and chief executive officer.

Alltel serves more than 13 million customers in markets in 34 states. This includes 57 primarily rural markets that Verizon Wireless does not serve. The transaction puts the Alltel markets and customers on a path to advanced 4th generation services as Verizon Wireless deploys LTE technology throughout its network over the next several years. Alltel’s customers also will reap the benefits of Verizon Wireless’ Open Development initiative, which welcomes third-party devices and services to use the Verizon Wireless network.

Verizon Communications, the owner of the majority stake in Verizon Wireless, expects that the transaction will be immediately accretive, excluding transaction and integration costs. “This is a perfect fit, with Alltel’s high-value post-paid customer base, its solid financials, our common network technology, and significant, readily attainable synergies,” said Ivan Seidenberg, Verizon chief executive officer and chairman of the Verizon board. “Verizon Wireless’ acquisition of Alltel clearly provides opportunities for enhanced value for Verizon shareholders.”

Alltel President and Chief Executive Officer Scott Ford will continue in his current position as head of Alltel until the merger is completed.

“Both Alltel and Verizon Wireless have long track records of delivering a high-quality customer experience in the marketplace,” Ford said. “The combination of our two companies will continue and improve upon that heritage as, together, we can more quickly deliver an expanded range of innovative products and services to our customers.”

Verizon Wireless expects to realize synergies with a net present value, after integration costs, of more than $9 billion driven by reduced capital and operating expense savings. Synergies are expected to generate incremental cost savings of $1 billion in the second year after closing.

Alltel and Verizon Wireless both use a common network technology, which provides advantages of a seamless transition for Alltel customers, ease in integrating the two companies’ networks, and scale efficiencies in operating the larger integrated network.

Morgan Stanley acted as financial advisor to Verizon Wireless on this transaction and is providing bridge financing. Debevoise & Plimpton LLP acted as legal advisor to Verizon Wireless.

Citibank, Goldman Sachs and RBS advised the sellers on the transaction. Wachtell, Lipton, Rosen & Katz acted as legal advisor to Alltel, and Cleary Gottlieb Steen & Hamilton LLP and Ropes & Gray LLP acted as legal advisors to the sellers.

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About Verizon Wireless

Verizon Wireless operates the nation’s most reliable wireless voice and data network, serving 67.2 million customers. Headquartered in Basking Ridge, N.J., with 69,000 employees nationwide, Verizon Wireless is a joint venture of Verizon Communications (NYSE: VZ) and Vodafone (NYSE and LSE: VOD). For more information, go to: www.verizonwireless.com. To preview and request broadcast-quality video footage and high-resolution stills of Verizon Wireless operations, log on to the Verizon Wireless Multimedia Library at www.verizonwireless.com/multimedia.

About Alltel

Alltel delivers voice and advanced data services nationwide to more than 13 million customers. Headquartered in Little Rock, Arkansas. Alltel is a Forbes 500 company with annual revenues of nearly $9 billion.

About TPG Capital

TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992 with more than $50 billion of assets under management and offices in San Francisco, London, Hong Kong, New York, Minneapolis, Fort Worth, Menlo Park, Washington, D.C., Melbourne, Moscow, Mumbai, Paris, Luxembourg, Beijing, Shanghai, Singapore and Tokyo. TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG Capital’s investments span a variety of industries including media and communications, financial services, travel and entertainment, technology, industrials, retail, consumer and healthcare. Please visit www.tpg.com.

About GS Capital Partners

Since 1986, Goldman Sachs has raised fourteen private equity and mezzanine investment funds aggregating $69 billion of capital and leverage commitments. GS Capital Partners is the private equity vehicle through which The Goldman Sachs Group, Inc. conducts its privately negotiated corporate equity investment activities. GS Capital Partners is currently investing its GS Capital Partners VI fund. GS Capital Partners is a global private equity group with a focus on large, sophisticated business opportunities in which value can be created through leveraging the resources of Goldman Sachs.

NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; the impact of natural or man-made disasters or litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the ability to complete acquisitions and dispositions.

MEDIA CONTACTS:

Peter Thonis

212.395.2355

Peter.Thonis@verizon.com

Jim Gerace

908.559.7508

James.Gerace@verizonwireless.com

Nancy Stark

908.559.7520

Nancy.Stark@verizonwireless.com

Andrew Moreau

501.905.7062

Andrew.Moreu@alltel.com

Vodafone

Investor Relations +44 (0) 1635 664 447

Media Relations +44 (0) 1635 664 444

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